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            [LETTERHEAD OF LAW COMPANIES GROUP, INC. APPEARS HERE]


                                 PRESS RELEASE

DATE:       December 30, 1996

CONTACT:    Bruce C. Coles

BY:         LAW COMPANIES GROUP, INC. and PROFESSIONAL
            SERVICES INDUSTRIES, INC.

HEADLINE:   LAW COMPANIES GROUP, INC. and
            PROFESSIONAL SERVICES INDUSTRIES, INC.
            Agree To Discontinue Merger Discussions.

        Law Companies Group, Inc. ("Law") and Professional Services Industries, Inc. ("PSI") have mutually agreed to discontinue the previously announced discussions concerning a possible merger between the two companies.

        Based in Atlanta, Georgia, Law is a recognized global leader in Engineering, Environmental and Construction services with over $300 million in revenue estimated for 1996. Law and its international subsidiary, Gibb, Ltd., serve a worldwide client base from one hundred worldwide and domestic offices. PSI, a Lombard, Illinois based firm, with annual domestic revenues of approximately $175 million, is a nationally recognized leader in the same field. PSI is controlled by Bain Capital, Inc., a Boston-based private investment firm with over $1 Billion Dollars in capital under management.